                  As filed with the Securities and Exchange Commission on December 24, 2002

Registration No. 333-91356

=================================================================================

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OLD GOAT ENTERPRISES, INC.

(Name of small business issuer in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	2840 (Primary Standard Industrial Classification Code Number)	98-0374121 (I.R.S. Employer Identification No.)

 4526 Neville St.

Burnaby, British Columbia

V5J 2G8

Phone (604) 435-9071

Fax (604) 584-7933

 (Address, telephone, and fax number of principal executive offices)

CSC Services of Nevada, Inc.

502 East John Street

Carson City, Nevada, 89706

(775) 882-3072

(Name, address and telephone numbers of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

David J. Siebenga, Esq.

Siebenga & Associates

12657 - 93 Avenue

Surrey, B.C. V3V 7J6

(604) 582-8807

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common	750,000	$0.10	$75,000.00	$6.90

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Old Goat Enterprises, Inc.

750,000 Shares of

Common Stock

This is a public offering of 750,000 shares of Common Stock of Old Goat Enterprises, Inc. (“Old Goat”).

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The Offering:

750,000 Shares Offered	Price Per Share	Total
Public Price	$0.10	$75,000
Underwriting Discounts and Commissions		$ 0.00
Total		$75,000

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1. Old Goat is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this offering will be immediately available to Old Goat Enterprises, Inc. for its use.

3. The closing date for this offering is April 30, 2003.

The information in this prospectus is not complete and may be changed.  Old Goat Enterprises, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is December 24, 2002.

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Prospectus Cover Page	2
3

Prospectus Summary and Risk Factors

*Failure to Secure Appropriate Products For Sale May Result in Inadequate Profits to Sustain the Business.

*Failure to Secure Additional Financing May Affect our Company’s Ability to Survive.

*Potential Inability of Directors to Devote Sufficient Time to the Operation of the Business

*Unproven Profitably Due to Lack of Operating History.

*Profitability Depends on the Continued Growth and Acceptance of the Internet.

*Difficulty For Old Goat Stockholders to Resell Their Stock Due to a Lack of Public Trading Market.

*No Minimum Share Purchase Requirement.

*Old Goat’s Auditor has Expressed Doubts as to Old Goat’s Ability to Continue as a Going Concern.

		4
4	Use of Proceeds	6
5	Determination of Offering Price	8
6	Dilution	8
7	Selling Security Holders	8
8	Plan of Distribution	8
9	Legal Proceedings	8
10	Directors, Executive Officers, Promoters and Control Persons	10
11	Security Ownership of Certain Beneficial Owners and Management	10
12	Description of Securities	11
13	Interest of Named Experts and Counsel	11
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	11
15	Organization within Last Five Years	11
16	Description of Business	11
17	Plan of Operation	17
18	Description of Property	20
19	Certain Relationships and Related Transactions	20
20	Market for Common Equity and Related Stockholder Matters	20
21	Executive Compensation	21
22	Financial Statements	21/F-1
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	21
24	Indemnification of Directors and Officers	II-1
25	Other Expenses of Issuance and Distribution	II-1
26	Recent Sales of Unregistered Securities	II-2
27	Exhibits	II-2
28	Undertakings	II-3
	Signatures	II-4

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Item 3.   Prospectus Summary and Risk Factors

The Company

Old Goat Enterprises, Inc. was incorporated on April 23, 2002, in the State of Nevada.  The Company's principal executive offices are located at 4526 Neville Street, Burnaby, British Columbia, Canada, V5J 2G8.  Our telephone number is (604) 435-9071 and our fax number is (604) 584-7933.

Since incorporation it has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  Old Goat Enterprises, Inc. has never declared bankruptcy, we have never been in receivership, and we have never been involved in any legal action or proceedings.

We are creating a business as a retailer of specialty personal care products.  These products are designed for the use of consumers who are sensitive to certain chemical additives commonly found in mass produced personal care products.  Our Company intends to sell products that will provide customers with alternative products that have been manufactured without certain compounds that may cause irritation for the consumer.

Summary of Financial Information as at September 30, 2002

Current Assets	$8,321.
Current Liabilities	0.
Shareholders’ Equity	$8,321.
Revenue	0.
Net Loss	$ 10,679.

We have not begun operations and are currently without revenue.  Our company has no employees at the present time.  As at September 30, 2002, our accumulated deficit was $10,679.  We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

Common Shares Outstanding Before This Offering	2,800,000
Maximum Shares Being Offered	750,000
Maximum Common Shares Outstanding After This Offering	3,550,000

Old Goat Enterprise, Inc. is authorized to issue 75,000,000 shares of common stock.  Officers and Directors collectively own 2,800,000 shares of Restricted Common Stock.

This offering consists of 750,000 shares of Old Goat Enterprises, Inc. Common Stock.  The offering price is $0.10 per share.  No Officers, Directors or significant investors own any of the shares being offered.

There is currently no public market for the common stock of Old Goat, as it is presently not traded on any market or securities exchange.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Old Goat Enterprises, Inc.  Each perspective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Failure to Secure Appropriate Products For Sale May Result in Inadequate Profits to Sustain the Business.

We will not manufacture our own products for sale.  We have not yet secured a reliable supplier.  If we are unable to secure appropriate products to sell, in a timely manner, and at a reasonable cost, our company will find it very difficult, if not impossible, to operate at a profit and thus sustain the business.

Failure to Secure Additional Financing May Affect our Company’s Ability to Survive.

We will require additional financing in order to establish profitable operations.  Such financing, when required, may not be forthcoming.  Even when additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious, if not fatal, effect on our Company's ability to survive.

Potential Inability of Directors to Devote Sufficient Time to the Operation of the Business

Presently the Directors of the Company allocate only a portion of their time to the operation of the Company’s business.  Should the business develop faster than anticipated, the Directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.

Unproven Profitably Due to Lack of Operating History.

Old Goat Enterprises, Inc was formed on April 23, 2002. As of this date, we do not have any revenues or operations, and we have few assets.  We do not expect to have revenues until at least four months after this registration becomes effective.

Due to our lack of operating history, the revenue and income potential of our business is unproven.  If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.

Profitability Depends on the Continued Growth and Acceptance of the Internet.

Our future revenues substantially depend upon the widespread acceptance of the Internet as an effective medium of commerce by consumers in our target market.  We cannot predict the extent to which Internet users will shift their habits from traditional to online information tools.  The commercial acceptance and use of the Internet may not continue to develop at historical rates, or may not develop as quickly as we expect.  In addition, concerns over security and privacy may inhibit the growth of the Internet.

The Internet could also lose its viability as a commercial medium due to adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality-of-service.

Some of our success depends on the continued growth of the Internet as a viable commercial marketplace for consumers.  If consumers are not willing to use the Internet, the profitability of our business and our operating results could suffer.

Difficulty For Old Goat Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  We intend to have its common stock quoted on the OTC Bulletin Board as soon as practicable.  However, there can be no assurance that the Company's shares will be quoted on the OTC Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

No Minimum Share Purchase Requirement

This offering is not subject to any minimum share purchase requirement.  Consequently the early investor is not assured of any other, later shares being sold.  If Old Goat is unable to raise sufficient additional funding through this offering or from other sources, it will probably not be able to survive for more than several months.  You may be the only purchaser.

Old Goat’s Auditor has Expressed Doubts as to Old Goat’s Ability to Continue as a Going Concern.

In the opinion of our auditor, since we have not generated revenue from operations, it raises substantial doubt about Old Goat’s ability to continue as a going concern.

Item 4. Use of Proceeds

We intend to raise $75,000 from the sale of 750,000 shares of common stock at $0.10 per share.  This offering has a maximum amount of $75,000, and no minimum.  The Company has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that the company has already raised a total of $19,000 from the sale of common stock.  The total amount of $19,000 has been raised from the sale of stock to Officers and Directors – the sale of this stock is restricted and is not being registered in this offering.  The offering expenses associated with this offering, including the development of a ‘Corporate Identity Package’, are estimated to be $19,000.  As at September 30, 2002, we had a balance of $8,321 in cash.  This will allow us to pay the remainder of the entire expenses of this offering from cash on hand.  None of the offering expenses are to be paid out of the proceeds of this offering.  The entire sum of monies we raise from this offering will be used to finance the Company’s Plan of Operations.  One of the purposes of the offering is to create an equity market, which allows us to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how our company intends to use these proceeds of this offering.

Proceeds from Sale of Common Stock Proceeds from this offering	$ 75,000
Expenditures Website Development Marketing and Promotion Inventory Legal and Accounting Website Hosting and Telecom Furniture and Equipment Retail Location Miscellaneous Administrative Costs Total	5,000 10,000 20,000 9,000 2,000 6,000 18,000 5,000 $75,000

The above expenditure items are defined as follows:

Website development:  This expense is the cost associated with development of our website. Since the website will be used as the first means to promote our products, preliminary website development will begin as soon as we have the funds available.

Marketing and Promotional Expenses:  This item refers to the cost of a basic marketing campaign and the provision of a minimal amount of product information to provide our customers and interested shoppers.  We expect to be incurring these costs beginning during the second month of operations after the effective date of this registration, and continuing throughout the remainder of the year.

Inventory:  This expenditure item refers to total cost of establishing and maintaining an acceptable level of product inventory for sale to the public.  We expect to make this expenditure during the second and third month of operation after the effective date of this registration, and then maintain this level throughout the year.

Legal and Accounting Fees:  This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company.  We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Website Hosting and Telecom:  This item refers to the cost of hosting our website and basic monthly telephone and fax communication services.  The amount indicated covers the first year of operations.

Furniture and Equipment:  This expenditure refers to items such as shelving for product display, a cash register, computer, tables and chairs, and other similar items.  Our Company expects to be making these purchases during the fifth month of operation after the effective date of this registration.

Retail Location:  This item refers to the cost of renovations to a leased premise.  It also includes the cost of putting an appropriate lease in place and estimated prepaid rent that may be required for the premise.  We expect to be making this expenditure during the fifth month of operation after the effective date of this registration.

Miscellaneous Administrative Costs:  This expense refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.  This amount will cover such costs during the first year of operation.

There is no assurance that Old Goat will raise the full $75,000 as anticipated. The following is the break down of how Management intends to use the proceeds if only 10 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	10%	50%	75%	100%
Website Development	2,000	4,000	4,000	5,000
Marketing and Promotion	0	6,000	8,000	10,000
Inventory	2,000	14,000	18,000	20,000
Legal and Accounting	2,000	6,000	8,000	9,000
Website Hosting and Telecom	1,000	2,000	2,000	2,000
Furniture and Fixtures	0	1,000	4,000	6,000
Retail Location	0	2,000	8,500	18,000
Miscellaneous Administrative Costs	500	2,500	3,750	5,000
Total	$ 7,500	$ 37,500	$ 56,250	$75,000

If only 10% of the offering is sold, we will continue with our development plans.  However, only the most necessary tasks will be undertaken.  We will only purchase a minimal amount of sample inventory.  Plans for a retail store will be placed on hold until sufficient capital becomes available.  The only business we will pursue will be through the Internet.  We anticipate that the $7,500 plus cash on hand will be sufficient to sustain us during the short-term. However, there would be insufficient funds available for furtherance of the plan of operations as detailed in Item 17 of this prospectus.

In the event that only 50% of the offering amount is raised, we would be able to further our plan of operation; however, the Company's activities will be severely restricted.  The retail store will continue to be on hold during the first year of operation, but we would endeavor to place small display racks in several drug stores in the City of New Westminster, British Columbia.  Without the ability to aggressively pursue our plan of operations, it is likely that we will take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.  We will lease a Kiosk in the Quay, New Westminster, British Columbia.  Such facilities are available for rent on a weekly basis and would be utilized during peak retail seasons only.

The money Old Goat has raised thus far from selling stock to its Officers and Directors will be sufficient to pay all expenses of this offering.  We estimate that amount to be $16,000; the excess funds of $3,000 will be applied towards developing our plan of operations.  The total amount of the money raised from the sale of the 750,000 shares we are offering will be used for purposes of furthering the Company's plan of operation, as detailed in Item 17 of this filing.

Item 5. Determination of Offering Price

There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $0.10.  Of the 2,800,000 shares of stock already purchased by Officers and Directors, 1,000,000 shares were sold for $0.001 per share and the remaining 1,800,000 shares were sold for $0.01 per share. All of the 2,800,000 shares of outstanding stock are restricted.  The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for our stock) and the high level of risk considering our lack of operating history.

Item 6. Dilution

Old Goat is offering shares of its common stock for $.10 per share through this offering. Since Old Goat’s inception, its officers and directors have purchased shares of its common stock for $.01 and $0.001 per share. See Item 26, Recent Sales of Unregistered Securities, below.

Following is a table detailing dilution to investors if 10%, 50%, 75%, or 100% of the offering is sold.

	10%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	.0030	.0030	.0030	.0030
Net Tangible Book Value Per Share After Stock Sale	.0055	.0144	.0192	.0235
Increase in Net Book Value Per Share Due to Stock Sale	.0025	.0115	.0162	.0205
Loss (subscription price of $.10 less net tangible book value per share)	.0945	.0856	.0808	.0765

Item 7. Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.

Item 8. Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making.  The Officers and Directors of the Company, Mr. Dennis Cox, Miss Jean Blanchard and Mrs. Laurel Blanchard, will not register as broker-dealers in connection with this offering.  They primarily perform substantial duties as Officers and Directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

We plan to offer our shares to the public, with no minimum amount to be sold, directly through the Officers and Directors of the Company.  The officers, directors and existing shareholders and affiliates will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered, or April 30, 2003, which ever occurs first.

Item 9. Legal Proceedings

Old Goat Enterprises, Inc. is not a party to any pending legal proceedings.

Item 10. Directors, Executive Officers, Promoters and Control Persons

Dennis Cox, President, Member of the Board of Directors, age 56

Mr. Dennis Cox is the incorporator of Old Goat and has served as President and Director since its inception.  The term of his office is for one year and is renewable on an annual basis.

Mr. Cox graduated from South Burnaby High School, located in Burnaby, British Columbia, Canada, in 1965.  He has over 35 years experience working in various manufacturing and service oriented companies.  In 1965, Mr. Cox began his career working for the Attorney General's Department, in British Columbia, with the motor vehicle branch in New Westminster, British Columbia.

Mr. Cox, in 1966 joined Canadian Forest Products Ltd. (CFP) as a buyer in the purchasing department.  CFP is a large building products company producing plywood and hard board paneling, in New Westminster, British Columbia.  Over a period of 19 years, Mr. Cox held a wide variety of positions with CFP: he has held positions of Buyer, Senior Buyer, Mill Stores and Maintenance Coordinator and Shipper.

In May, 1985, Mr. Cox accepted a position with Industrial Equipment Company Ltd.  (IECO) as a consultant.  IECO, located in Delta, British Columbia, is a large bearing distributor and carries a full range of power transmission, material handling, fluid power and other related products.  In 1986, Mr. Cox joined the management team and took a full time position as the Inventory Controller.  Since that time and to the present, Mr. Cox had held the position of Warehouse Manager.

Mr. Cox does not have any other business activities to which he devotes his time.  As President of our company, he has assumed the leadership role and accepted overall responsibility for the development of the Company.  Mr. Cox currently spends about ten percent (10%) of his working day doing Old Goat work. He will continue to make our company a primary priority and devote whatever time is necessary to make the business a success.

Mr. Cox is not an officer or director of any public company that files annual, quarterly and periodic reports with the United States Securities and Exchange Commission.

Jean Blanchard, Secretary/Treasurer, Member of the Board of Directors, age 45.

Miss Jean Blanchard became an officer and director of Old Goat on May 20, 2002.  The term of her office is for one year and is renewable on an annual basis.

Miss Jean Blanchard graduated from high school in June of 1976.  From 1976 to 1979 she attended the Canadian Nazarene College in Winnipeg, Manitoba studying psychology and theology.

In the summer of 1979, Miss Blanchard worked with Roto Rooter of Vancouver, British Columbia, as Dispatcher.  She successfully held that position for five years, before accepting a comparable position with Dogwood Disposals in Vancouver.  In 1989 Miss Blanchard became a 911-operator police dispatcher, a position she still holds.  Jean Blanchard is remarkably articulate and has highly developed organization skills.  Her career has demanded clarity of thought and is complimented by her high level of skill in abstract reasoning.  Her training in psychology and her exceptional ability to stay calm while dealing with individuals under severe stress has made her an outstanding employee.

Miss Blanchard has suffered with fibromyalgia (see Item 16, Principal Products and Services ) for the past nine years.  Since then Miss Blanchard has researched extensively this rheumatic disease.  In January 2002 she began an aggressive treatment plan that includes avoiding external and internal contact with certain common preservatives.  Jean Blanchard has spent and continues to spend considerable time researching the availability of various skin care products that are absolutely salicylate-free.

Resourcing her accumulation of knowledge and her developed network of contacts will be invaluable to our company.  Miss Blanchard will work with suppliers to provide suitable products and services.  In working with the Company, Jean Blanchard is also responsible for maintaining the books and records.  In addition, she will oversee the designing, creation, and maintenance of the Company’s website and perform any other duties necessary to make our business a success.  She is currently devoting forty percent (40%) of her time on Old Goat responsibilities; however, she expects that to grow to seventy five percent (75%) over the next several months.

Miss Blanchard is not an officer or director of any public company that files annual, quarterly and periodic reports with the United States Securities and Exchange Commission.

Laurel Blanchard, Member of the Board of Directors, age 60.

Mrs. Laurel Blanchard became a director of Old Goat May 20, 2002.  The term of her office is for one year and is renewable on an annual basis.

Mrs. Blanchard is a trained Hair Stylist and Esthetician and began her career in Abbotstford, British Columbia.  In 1968, Mrs. Blanchard moved to Victoria, British Columbia, where she worked in the industry until 1975.  That year she relocated to New Westminster, British Columbia, where she immediately found work.  Mrs. Blanchard was given a variety of increasingly responsible roles culminating with an invitation to join the existing business.  In 1991, the private company, Classic Beauty Salon (1991) Ltd., was incorporated, with Mrs. Blanchard on the board of directors and owning 50% of the shares.  As the director in charge of customer and staff relations, Mrs. Blanchard has been able to sustain a low turnover of staff.  During business hours, Laurel Blanchard provides her customers with hair care, Swedish body messages, facials, make-up consultation, waxing, manicures and pedicures.  Her clients include high profile lawyers, doctors, business people and professional actors.

Mrs. Laurel Blanchard is the sister-in-law of Miss Jean Blanchard.  She has worked closely for a number of years with Jean Blanchard in identifying cosmetic and hair care products that are safe for fibromyalgia sufferers to use.

Mrs. Blanchard’s primary responsibility with our company will be to develop training materials and provide strong customer service support.  She will also have the ongoing responsibility of maintaining good relations with suppliers and will handle any industry regulatory issues that may arise.  Mrs. Blanchard will also be called upon to share her customer service skills and retail management experience.  Laurel Blanchard will take an active role in managing the Company’s retail store and the day-to-day operations once it is open.

Mrs. Blanchard will provide whatever time is necessary to effectively carry out her duties. She is currently devoting five percent (5%) of her time to Old Goat. She is prepared to give the Company up to 25 percent (25%) of her time in the long term, and as much as 50 percent (50%) during the critical first 6 months of operations.

Mrs. Blanchard is not an officer or director of any reporting public company that files annual, quarterly and periodic reports with the United States Securities and Exchange Commission.

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Old Goat owning 5% or more of the common stock, and shares owned by Old Goat’s Directors and Officers:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Dennis Cox Director, President 4526 Neville Street Burnaby, British Columbia, V5J 2G8	1,600,000	57.20%

Common	Jean Blanchard Director, Secretary/Treasurer #209, 601 North Road Coquitlam, British Columbia, V3J 1P1	600,000	21.40%

Common	Laurel Blanchard Director #5, 710-7 Ave New Westminster, BC, V3M 5V3	600,000	21.40%

Common	Directors and officers as a group (3)	2,800,000	100%

Item 12. Description of Securities

Common Stock

Old Goat Articles of Incorporation authorize the issuance of 75,000,000 shares of Common Stock with $.001 par value.  Each record holder of Common Stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by the By-Laws of Old Goat.

Holders of outstanding shares of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of Old Goat’s Common Stock are issued, the relative interest of then existing stockholders may be diluted.

Shareholders

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel

Old Goat has not hired or retained any experts or counsel on a contingent basis who would receive a direct or indirect interest in Old Goat or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Old Goat.

Item 14. Disclosure of Commission Position of Indemnification for Securities Liabilities

According to Section 10 of Old Goat Enterprises, Inc.’s bylaws, the Company is authorized to indemnify its directors, officers, agents and employees to the fullest extent authorized under Nevada Law subject to certain specified limitations.  As permitted by Nevada Revised Statutes, the Company may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence, or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 15. Organization Within Last Five Years

See Certain Relationships and Related Transactions, Item 19, below.

Item 16. Description of Business

Business Development

Old Goat Enterprises, Inc. was incorporated on April 23, 2002 in the State of Nevada.  We have not yet begun operations and we currently have no revenue and no significant assets.  Our company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Old Goat has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Old Goat is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Old Goat nor its offices, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

We are creating a business as a retailer of specialty personal care products.  These products are designed for the use of consumers who are sensitive to certain chemical additives commonly found in mass produced personal care products.  Our Company intends to sell products that will provide customers with alternative products that have been manufactured without certain compounds that may cause irritation for the consumer.

Principal Products and Services

Old Goat will be offering two parallel types of products for sale to consumers.  The first is a line of specialty products based on the naturally moisturizing properties of goat’s milk.  This by-product of the production of milk, cheese and yogurt is a super-rich milk and is appropriate for cosmetic uses.  It is believed that the goat’s milk contains naturally occurring proteins and triglycerides that are absorbed by the skin, resulting in a natural moisturizing effect. Triglycerides are the chemical form in which most fat exists in animal and vegetable oils. This product line presently consists of goat’s milk soaps, goat’s milk moisturizing lotions, goat’s milk body wash and goat’s milk foaming milk bath.

The second is an assortment of personal care products that do not contain certain chemical compounds believed to be irritants to the consumers.  If a consumer believes that certain chemical compounds found in body care products are irritants to their skin, they will be able to purchase alternative personal care products that are manufactured using different methods and ingredients.  This area of our markets includes sufferers from rheumatoid diseases such as fibromyalgia.

The National Institute of Arthritis and Musculoskeletal and Skin Diseases (NIAMS) www.niams.nih.gov  states that “Rheumatic diseases are characterized by inflammation (signs are redness and/or heat, swelling, and pain) and loss of function of one or more connecting or supporting structures of the body. They especially affect joints, tendons, ligaments, bones, and muscles. Common symptoms are pain, swelling, and stiffness. Some rheumatic diseases can also involve internal organs. There are more than 100 rheumatic diseases.”

NIAMS lists as examples of rheumatic diseases osteoarthritis, rheumatoid arthritis, juvenile rheumatoid arthritis, fibromyalgia, systemic lupus erythematosus, scleroderma, spondyloarthropathy, gout, infectious arthritis, polymyositis, psoriatic arthritis, bursitis and tendonitis.  NIAMS defines fybromyalgia as “a chronic disorder that causes pain throughout the tissues that support and move the bones and joints. Pain, stiffness, and localized tender points occur in the muscles and tendons, particularly those of the neck, spine, shoulders, and hips. Patients may also experience fatigue and sleep disturbances.”

An article in the May/June 1999 issue of the International Journal of Integrated Medicine gives the following information about fibromyalgia.   “It is estimated that fibromyalgia affects 2% to 4% of the North American population, with women sufferers outnumbering men by a ratio of 10 to one.  Fibromyalgia is second only to osteoarthritis  as the most common rheumatic condition.

Although the women affected are between the ages of 20 and 60, most are 45 to 55.  Women in this latter age range are usually experiencing menopause, with shifting hormone levels that can affect the degree of pain experienced.

Fibromyalgia symptoms include fatigue, stiffness and widespread musculoskeletal pain that very in type and intensity.  The pain usually starts in one spot and then progresses to other locations.  Many patients are unable to get an accurate diagnosis and cannot determine what causes their painful conditions.”

One of these fibromyalgia sufferers is Miss Jean Blanchard, a Director of Old Goat.  Miss Blanchard has spent hundreds of hours on the internet utilizing internet search engines to find and examine web sites relating to fibromyalgia, rheumatic diseases, and cosmetic preparations which are suitable for use by rheumatic and allergy sufferers.  Her examination of several hundred of these sites has given her both sources of suitable personal care products as well as information relating to her affliction.  In conjunction with Mrs. Laurel Blanchard she has examined and evaluated the information gathered regarding personal care products suitable for rheumatic and allergy sufferers.

Mrs. Laurel Blanchard concurrently examined and evaluated numerous professional personal care products purportedly suitable for persons with allergies and skin sensitivity disorders that became available to her through her numerous business contacts within the esthetics and hair care industry.

From the abundance of personal care products evaluated by both Jean Blanchard and Laurel Blanchard, individually and jointly, only a relatively few such products have warranted further examination as potential products for the business of Old Goat.  Product evaluation is predicated on the suitability of the product for Old Goat’s target market.  A number of potentially suitable products have been found to be regional in nature, limiting their availability to the mass market, or marketed in such a fashion as to be difficult or impossible to obtain, particularly in Canada, by Old Goat’s target market.  Discussions of an exploratory and preliminary nature have been held by telephone with several manufacturers of evaluated products, however no understandings or agreements, formal or informal, have or will be entered into by Old Goat until this offering has been completed.

Product evaluation is an ongoing process with Old Goat continuing to seek suitable personal care products that will be appropriate for its target market. All of the products the Company will be selling are manufactured and packaged giving complete instructions and information.

The Market

The specific target market is the “baby boomer” generation.  This demographic is the largest consumer group in North America and has the largest disposable income.  Within this target market are persons who are allergy sufferers and sufferers of other ailments who cannot use standard personal care products due to the risk of adverse reactions to them.

With continuing rising costs of health care, these consumers are finding the need to take personal responsibility for their own health.  A 1994 Cato Policy Analysis No. 211 prepared for the Cato Institute by Stan Liebowitz, professor of managerial economics in the Management School of the University of Texas at Dallas, states in its executive summary "Health care costs have increased dramatically over the last few decades and are now thought to be excessively high.", and thereafter states "The major culprit in the seemingly endless rise in health care costs is found to be the removal of the patient as a major participant in the financial and medical choices that are currently being made by others in the name of the patient.".

The Cato Institute, (www.cato.org) founded in 1977, is a non-profit research foundation headquartered in Washington, D.C.

As a result, consumers are ‘becoming educated’ regarding their own personal health.  Websites such as familydoctor.org "Health information for the whole family from the American Academy of Family Physicians" and WebMD (www.webmd.com) "... the leader in providing services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system.", are now allowing consumers to directly access medical information that is specific to their personal health needs.  Additionally, numerous university web sites such as Ball State University (www.bsu.edu), the University of North Carolina at Chapel Hill (www.unc.edu), University of Texas (www.utexas.edu) and Northwestern University (www.nuhs.northwestern.edu/ed/) are offering health education both as course material as well as part of student services.

These consumers are becoming concerned that the personal care products being used may contain chemicals that are harmful to the body.  This concern is not confined to North America. In China, Beijing has put forward a slogan for "Green Olympics", and their National Consumer Association promotes the choosing environmentally friendly products (http://www.china.org.cn/e-shenao/green/01-03-09.htm).  The Secretary of the National Consumer Association, Mr. Yang Shukun, stated "[Chinese] people's consumption mentality and behaviour have begun shifting to respecting nature and pursuing healthy lives, instead of lavish consumption, people tend to be environmentally friendly."  There is a heightened public awareness internationally that environmental contamination is affecting our health.

Consumers are beginning to seek out personal care products that are naturally produced without harmful chemicals.  One of the many services provided to the public by the National Safety Council (www.nsc.org) through its website is a list and details about 83 commonly used toxic substances, all of which are listed in the Toxics Release Inventory of the U.S. National Library of Medicine (www.toxnet.nim.nih.gov).  Websites such as Better Basics for Non Toxic Living (www.betterbasics.com) offer considerable information on personal care products that “eliminate the health hazards of standard commercial products” as well as other information relating to living a healthy lifestyle.

All of these sources are responding to the increasing baby boomer demographic awareness of personal health.  As such the Company believes that the market for personal care products that contain non-reactive ingredients will grow as more consumers use these products and communicate their experiences.

Competition and Competitive Strategy

At present there are other companies selling personal care products on the Internet; however most of the sites we found are in the United States. We believe there is an opportunity for a Canadian based Internet marketer for these products.  Due to currency exchange differences and the problems with shipping and customs, many Canadian consumers are reluctant to purchase from non-Canadian Internet retailers.  By offering a full service Canadian alternative with complete product lines and comprehensive information and customer service resources, we believe we can capture a large enough portion of the Canadian Internet market to make the web based portion of the business profitable.  The currency exchange difference between the Canadian and U.S. dollar may well make our product lines price competitive with those of U.S. sellers and therefore attract a portion of the business currently being served by the American Internet retailers.

Old Goat intends to register and list its web address with search engines and directories such as Lycos, Yahoo, WebCrawler, and Infoseek.  When registering, the Company plans to include keyword sensitive content referred to as metatags, or words that describe the content of the site, as well as titles to attempt to ensure that its domain name is listed prominently in the search results in most search returns.

For every search engine there are many special interest websites dedicated to specific markets.  Having a mutual link on a special interest site dedicated to Old Goat’s market would be beneficial, as it has the potential to draw a large number of visitors and purchasers to our web site.  Creating mutual links is an effective means of marketing, as mutual links on targeted sites expose the company to existing, qualified and interested buyers.  These targeted sites have already done the web marketing and branding to draw traffic to their respective websites.  The site visitors are likely to follow the link to the site and potentially purchase the products offered at the new destination, which is our site.

Old Goat plans to participate in special interest mailing lists to gain visibility among a targeted audience and generate traffic for its web site.  Special interest mailing lists are not direct mailing lists, but instead are similar to e-mail newsletters or on-going dialogues dedicated to special interests.  E-mail messages would be sent to specific targeted mailing lists.  Old Goat also plans to participate in industry related newsgroups to gain visibility and develop relationships with targeted audiences.  An Internet newsgroup is a place on the internet where groups of people post and read messages on a particular topic.

Online commerce, however, has been characterized by rapid technological change, evolving industry standards, changes in user and consumer requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our website obsolete.  We may experience difficulties that delay or prevent our being able to respond to these changes.  The systems we develop may also be affected by outages, delays and other difficulties due to system failures of Internet service providers, online service providers and other website operators that control access to the Internet.  Any such events could substantially harm our business.

We also believe that Old Goat can capture an adequate amount of the traditional walk-up retail trade to make a retail sales location profitable.  From our market investigations, we have found that while many retail outlets sell personal care products, very few retailers provide resource information that relates to health and the environment.  Due to the increased consumer awareness of environmental issues, we believe that consumers will respond very favorably to a retailing campaign based on sound product information and consumer education.  Our intent is to anchor the dot.com side of our business with a traditional ‘bricks-and-mortar’ base.

Although we will utilize our website to generate revenue, if we fail to secure suitable retail space to conduct business at a reasonable cost and on acceptable terms, our company’s ability to generate an optimal volume of sales will be hampered.  Without the ability to aggressively pursue this avenue of sales, our company’s activities could be severely restricted and it may take much longer to build a profitable business.

Distribution

Depending on the Company’s success at raising capital, we plan to distribute all orders from our initial retail store location.  All stock will be held at that location and both walk-up retail and Internet orders will be filled from the same location.  Internet orders will be shipped via Canada Post Express Courier Service.  From our investigations, we have found this system to be the most cost efficient and practical in the beginning stages.  As the sales volume grows it may become more cost effective to ship by one of the other International courier services.

 New and or Innovative Products and Services

We have never made any announcements concerning the introduction of new or innovative products or services.

Sources and Availability of Products and Supplies

All products and supplies that we are required for consumption or re-sale are readily available from numerous industry wholesalers.  Product shortages, restrictions or any other type of limiting factors has not characterized this industry, and there are no indications that such problems will occur in the foreseeable future.  We have initiated preliminary discussions with a private label personal care products manufacturer in Surrey, British Columbia, with regards to product sourcing, sales, distribution and marketing.

The manufacturer, Liquid Labs Ltd. (www.liquidlabsltd.com), was founded in 1995 by two experienced veterans of the salon and hair care industry who recognized the regional need for a private label manufacturing facility of high quality hair and personal care products.  In 1997 they set up their own 20,000 square foot manufacturing and warehouse facility in Surrey, British Columbia, Canada, serving customers both in Canada and the United States of America.  The core team of

Liquid Labs Ltd. management, drawing on their years of industry experience with such well-known names as Schwartzkopf A.G., Helena Rubenstein and Clairol, quickly established Liquid Labs Ltd. as one of the quality private-label manufacturers in the western half of North America.  Today Liquid Labs Ltd. ships private label products world-wide, manufacturing products for customers serving both niche markets and mass markets alike.

It should be noted that Liquid Labs Ltd. is a client of Siebenga & Associates law office, and it was through the efforts of this office that some of the management of Old Goat was introduced to Mr. James Crosty, President of Liquid Labs Ltd.  This initial discussion was of a general and informal nature, touching on the subjects of product sourcing, sales, distribution and marketing.  Old Goat does not view Liquid Labs Ltd. as either a potential supplier or manufacturer of the goat’s milk products it intends to market.

Regarding the goat's milk cosmetic products, Old Goat is in contact with a supplier in the Province of Quebec who are already selling their products in a very small way in the United States through an associate in Vermont.  One of the other suppliers of goat's milk cosmetics known to Old Goat is based in the State of Washington.  Management is of the belief that both these suppliers are FDA compliant.

Dependence on One or a Few Major Customers

This retail business is not the type of business that is, or can be, dominated by one or a small number of customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the products or services that we plan to provide that would give cause for any patent, trademark or license infringements or violations.  Our Company has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.

Governmental Controls and Approvals

As a retailer, the major area for government control or need for government approval would be concerning business licensing, Labor Standards and Occupational Health and Safety.  Our Officers and Directors are aware of the various requirements in this regard and will make the necessary arrangements as the business grows and employees are hired.

All of the products being offered for sale will be purchased from reputable wholesale distributors and manufacturers and will carry the necessary Government and industry standard approvals.

Existing or Probable Government Regulations

Old Goat would be within the jurisdiction of the U.S. Food and Drug Administration (FDA) when selling their products within the United States.  A substantial part of Old Goat's internet marketing strategy is to provide for Canadians a website where they can order, without the hassles of customs and foreign exchange, products available presently only in the United States.  The majority of the products that Old Goat will initially handle for sale will be products manufactured in the United States, and as such, management hopes, will be FDA compliant.  For American sales Old Goat is seeking to work out with its prospective suppliers some form of shipment from within the United States.  In the event such arrangements cannot be worked out Old Goat will look to some form of bonded warehouse locally where a small product inventory can be maintained for servicing any out-of-country orders.  No discussions have been held to date with potential suppliers regarding supplying their product to Old Goat’s prospective American customers.

Regarding products manufactured in Canada, most Canadian manufacturers of cosmetics of a nature that would be of interest to Old Goat are probably FDA compliant because there is insufficient market in Canada of such products to warrant only domestic production.  Under the North American Free Trade Act (NAFTA) and because of growing International Standards Organization (ISO) compliance (Canada and the United States are both ISO members), coupled with the fact that most raw materials for such products are imported from the United States, there is a distinct possibility that potential Canadian products to be marketed by Old Goat are already FDA compliant.  Canadian private label manufacturers such as Liquid Labs Ltd. are both ISO and FDA compliant due to the considerable amount of custom business they do annually within the United States.

Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect our Company's ability to operate.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future to address issues specific to our business.

Facilities

We do not own or rent facilities of any kind.  At present we are operating from our official address that is located within the offices of our President.  He provides this space free of charge.  We will continue to use this space for our executive offices for the foreseeable future.  When we have raised enough funds from this offering, or alternatively, when we have earned sufficient revenue from the Internet sales, we will be renting a retail store bay for our retail operation.

Employees

Our company has no employees at the present time.  The Board Members are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable sales revenue flowing into the Company.  Our Officers and Directors will do whatever work is necessary to bring our business to the point of earning revenues from Internet sales as well as retail store sales.  Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.  We do not expect to hire any employees within the first year of operation.

As stated in Item 10, the Board Members presently devote only a portion of their time to the operation of the business.  The nature of the present employment of the Board Members allows them considerable flexibility in their work schedules.  It is anticipated that during the early stages of the growth of the business the Board Members will be able to arrange their work schedules so as to allow them sufficient time to appropriately conduct the business of Old Goat.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  The Company uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the internet business or general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB.  We are not currently a fully reporting company, but upon effectiveness of this prospectus, will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 17. Plan of Operation

Old Goat is a development stage company with no operations, no revenue, no financial backing and few assets.  Our plan of operations is to build a retail business selling specialty personal care products.

We currently do not have the $75,000 needed to develop our web site, acquire a retail facility, purchase inventory and market our products, nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering.  Old Goat believes it will take from two (2) to three (3) months to raise capital for completion of the development of the business after this registration becomes effective.

We have begun to develop a Corporate Identity Package, which consists of a unique and distinctive identifying mark, or logo, and a background and typeface color scheme for use in both printed material such as stationery, business cards and sales material, as well as for use on Old Goat’s website.  Through the use of this package Old Goat hopes to develop a unique marketing identity which will make Old Goat easily recognizable in its target marketplace.  No written agreements have been entered into in respect of Old Goat’s corporate identity package nor will the package be utilized in respect of the shares offered hereunder.

We have also begun to design and build our website.  Our domain name www.oldgoatinc.com has been registered and we have made an information page available on the internet.  Building of the complete website will start after the completion of the financing.

The website will provide basic information and facts about personal care products and related environmental and health issues.  It will discuss some of these common issues related to use of certain compounds in the environment and how these compounds may affect certain consumers.  It will also discuss how to avoid the use of unwanted chemicals by using alternate products.

The Old Goat website will also display all of the products our company has available for sale. Those items will include a variety of personal care products produced by various manufacturers.  There will be full product descriptions, along with pictures and technical specifications for each individual item offered for sale.

The website, when fully operational, will have the facility for customers to contact us with questions and to place orders directly over the Internet, or to order by telephone, fax or mail.  Mail order purchases will be facilitated through the use of e-commerce, bank drafts or money orders.  All products will be warehoused in New Westminster, British Columbia, and will be shipped directly to customers via Canada Post Express Package service within 24 hours of payment being received.

In addition to the website, we are planning to open a retail facility in a mall in New Westminster.  If inadequate funds are available for the development of our retail store, we will be located in a kiosk type structure situated in the main traffic area of the mall.  In discussions with administrative officials, we have been advised that pre-existing kiosk facilities are available for rent on a daily, weekly, and monthly basis.  The structures require only minor modifications to suit our needs.  The cost of those minor modifications would be our responsibility and have been included in the budget section of this document.

Unlike nearly every other company that markets personal care products, we plan to market only those types of products suitable for people who are unable to use regular personal care products.  We believe that personal care products are important enough and the decision making process is complex enough to warrant the establishment of a specialty retail outlet.  The Company’s limited internal market research has also provided evidence that most retailers that sell these products do not provide any meaningful amount of product information or customer education.  Our sales clerks will be provided with a substantial basis of product information and consumer education knowledge and materials.

While the Company has not yet secured product suppliers, there has been a significant amount of research into the availability and suitability of products. We intend to continue to identify specific products and determine reliable manufacturers and wholesale suppliers as soon as this registration becomes effective.  We will order inventory as soon as the manufacturers and/or suppliers are selected and the funds are available.  Old Goat has confirmed through telephonic and other electronic contact such as e-mail, a number of potentially acceptable manufacturers and suppliers and foresees no problem in being able to meet our target objectives based on the information received from said manufacturers and suppliers.

Web server space will be contracted from a local Internet Service Provider (ISP), which has recently been chosen. The Company will be required to purchase a computer during the first year of operations, however if there are sufficient financial resources available to do so, a second one will be purchased and placed at the retail store location for convenience.  The retail store location will have credit card point of sale (POS) facilities for processing credit card payments from both in-person store purchases as well as Internet purchases.

During the first stages of the Company’s growth the Officers and Directors will provide all the labor required to operate the website as well as the retail store at no charge. Since we intend to operate with very limited administrative support, the Officers and Directors will continue to be responsible for these duties for at least the first year of operations.

Our marketing strategy will be to offer a full line of personal care products normally required by average consumers.  These products, however, will be specifically formulated by manufacturers who understand the need to create products that meet the requirements of consumers who are sensitive to environmental issues.  Staff will be well trained and knowledgeable and prices will be comparable to the competition.

How long Old Goat will be able to satisfy its cash requirements, and whether we will require additional outside funding in the next twelve months depends on how quickly our company can generate sales revenue and how much revenue can be generated.  At the present time we only have funds available to complete the expenses of this offering and our corporate identity package. .  However, should we raise the entire $75,000 we are seeking from this offering, management is of the opinion that no further funds need be required for the operation of the Company’s business for the twelve month period following the completion of this offering.

If we are unable to raise additional funding through this offering or from other sources, we will not be able to survive more than several months.  In that event, it will be critical that we begin to realize sales revenues as quickly as possible.  We will require additional funding from either outside sources or from sales revenues to survive past our first year of operation.

We are confident we can meet our financial obligations and pursue our plan of operations if we can either raise additional funding through this offering, or begin collecting sales revenues within the next six months of this registration statement becoming effective.

Our Company has no plans to undertake product research and development during the term covered by this prospectus.  There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations.  Management also has no intention of hiring any employees during the first year of operations.

During the first year of operations, we will concentrate our efforts exclusively on building our Internet business and one retail store location in New Westminster, British Columbia.  As we gain experience, and develops sufficient revenues from sales, we may consider expanding our business within the region and possibly to other locations within Canada.  At this time, we have no plans to expand outside Canada.

Our ability to succeed is uncertain because we currently have no operating history upon which to base our growth projections.  We expect, however, to experience significant growth when we are operational, and anticipate such growth will continue for the foreseeable future.

Our growth may place a significant strain on our managerial, financial, and operational resources.  Failure to manage our growth effectively could harm our ability to generate revenues, which could impair our ability to compete, market, and promote our services.

Summary

The steps required for Old Goat to implement its Plan of Operation can be itemized as follows:

(a)

upon acceptance of the Registration Statement, proceed with prospectus stock offering;

(b)

continue investigation and evaluation of potential product items, pursuing those items of particular interest through telephone or other electronic contact with the product supplier or manufacturer;

(c)

continue cataloguing internet medical and health sites of possible interest to Old Goat’s target market;

(d)

continue development of website structure, categorizing product information, medical and health links and information, and preparation of metatag synopsis.

Upon completion of the financing contemplated by this offering:

(a)

formalize relationships with initial product suppliers and institute an inventory strategy that best serves Old Goat’s target market;

(b)

finish website development complete with customer online purchasing capability and institute internet marketing launch;

(c)

begin retail marketing operations through kiosk in Westminster Quay while seeking a location suitable for use as both a retail sales outlet as well as a warehouse and internet marketing operations center;

(a)

accelerate preparations of employee training manual and product information guides.

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this prospectus.  The discussion is based on the premise we will raise the entire $75,000 we are seeking from this offering.  Please refer to Item 4, Use of Proceeds for a discussion on how we will allocate funds in the event we are unable to raise the entire offering objective.

Expenditure Item	10%	50%	75%	100%
Website Development	2,000	4,000	4,000	5,000
Marketing and Promotion	0	6,000	8,000	10,000
Inventory	2,000	14,000	18,000	20,000
Legal and Accounting	2,000	6,000	8,000	9,000
Website Hosting and Telecom	1,000	2,000	2,000	2,000
Furniture and Equipment	0	1,000	4,000	6,000
Retail Location	0	2,000	8,500	18,000
Miscellaneous Administrative Costs	500	2,500	3,750	5,000
Total	$ 7,500	$ 37,500	$ 56,250	$75,000

The above expenditure items are defined as follows:

Website development: This expense is the cost associated with development of our website. Since the website will be used as the first means to promote our products, preliminary website development will begin as soon as we have the funds available.

Marketing and Promotional Expenses: This item refers to the cost of a basic marketing campaign and the provision of a minimal amount of product information to provide our customers and interested shoppers. We expect to be incurring these costs beginning during the second month of operations after the effective date of this registration, and continuing throughout the remainder of the year.

Inventory: This expenditure item refers to total cost of establishing and maintaining an acceptable level of product inventory for sale to the public. We expect to make this expenditure during the second and third month of operation after the effective date of this registration, and then maintain this level throughout the year.

Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company. We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Website Hosting and Telecom:  This item refers to the cost of hosting our website and basic monthly telephone and fax communication services.  The amount indicated covers the first year of operations.

Furniture and Equipment: This expenditure refers to items such as shelving for product display, a cash register, computer, tables and chairs, and other similar items. Our Company expects to be making these purchases during the fifth month of operation after the effective date of this registration.

Retail Location: This item refers to the cost of renovations to a leased premise. It also includes the cost of putting an appropriate lease in place and estimated prepaid rent that may be required for the premise. We expect to be making this expenditure during the fifth month of operation after the effective date of this registration.

Miscellaneous Administrative Costs: This expense refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items. This amount will cover such costs during the first year of operation.

Item 18. Description of Property

Old Goat does not own any property, real or otherwise.  For the first year, we will conduct our administrative affairs from the President's office, at no cost to the Company.  Retail space will be rented when the Company has sufficient funds available.  The cost has not yet been determined; however, the Company expects to pay market rates.

We do not have any investments or interests in any real estate.  Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

The promoters being used in relation to this offering are Old Goat’s organizers, its Board of Directors, Dennis Cox, Jean Blanchard and Laurel Blanchard.  No person who may, in the future, be considered a promoter will receive or expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on behalf of our company.  We have not entered into any agreements that require disclosure to our shareholders.

The following table provides details of all stock sales transactions that have taken place during the period from the Company’s formation, on April 23, 2002, to the date of this prospectus.  No underwriters were used, and no commissions or other remuneration was paid except to the company.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased	Consideration Paid
Dennis Cox	April 23, 2002	1,000,000	$ 1,000
Dennis Cox	May 13, 2002	600,000	$ 6,000
Jean Blanchard	May 21, 2002	600,000	$ 6,000
Laurel Blanchard	May 28, 2002	600,000	$ 6,000
Total		2,800,000	$ 19,000

Item 20. Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have Old Goat common stock listed.  We intend to apply to have our common stock quoted on the OTC Bulletin Board.  No trading symbol has yet been assigned.

Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares

Our Common Stock is currently considered a “penny stock” under federal securities laws since its market price is below $5.00 per share.  Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock.  If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser.  These rules may affect the ability of broker-dealers to make a market in, or trade our shares.  In turn, this may make it very difficult for investors to resell those shares in the public market.

Holders

As of the filing of this prospectus, we have three (3) shareholders of record of Old Goat common stock.

Rule 144 Shares.

A total of 2,800,000 shares of the common stock will be available for resale to the public after May 28, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of Old Goat common stock then outstanding which, in case, will equal approximately 35,500 shares as of the date of this prospectus; or the average weekly trading volume of Old Goat common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Old Goat. Under Rule 144(k), a person who is not one of Old Goat's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, all of the 2,800,000 shares which may be sold pursuant to Rule 144 after May 28, 2003, are held by persons who are Old Goat affiliates.

Dividends.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of Old Goat to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: Old Goat would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Difficulty To Resell Old Goat Stock As The Company Has No Expectations To Pay Cash Dividends In The Near Future

The holders of our common stock are entitled to received dividends when, and if, declared by the Board of Directors.  We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business.  To date, we have not paid cash dividends on our common stock.  This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Item 21. Executive Compensation

The Executive Officers do not currently receive and are not accruing any compensation.

Item 22. Financial Statements

The audited financial statements of Old Goat appear on pages F-1 through F-8:

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

None, not applicable.

OLD GOAT ENTERPRISES, INC.

FINANCIAL STATEMENTS

(From date of inception, April 23, 2002, to September 30, 2002

INDEX

PAGE

AUDITOR’S REPORT

F-2

BALANCE SHEET

-  As at SEPTEMBER 30, 2002

F-3

STATEMENT OF DEFICIT

-  For the period ended SEPTEMBER 30, 2002

F-4

STATEMENT OF OPERATIONS

-  For the period ended SEPTEMBER 30, 2002

F-5

STATEMENT OF CASH FLOWS

-  For the period ended SEPTEMBER 30, 2002

F-6

NOTES TO FINANCIAL STATEMENTS

F-7-F-8

AUDITOR’S REPORT

To the shareholders of Old Goat Enterprises Inc.

We have audited the balance sheet of Old Goat Enterprises Inc. as at September 30, 2002 and the statements of operations, deficit, and cash flows for the financial statement period then ended.  These financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the U.S.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at September 30, 2002 the results of its operations and its cash flows for the financial statement period then ended in accordance with generally accepted accounting principles in the U.S.

COQUITLAM, B.C.

PEACH GODDARD

October 25, 2002

CHARTERED ACCOUNTANTS

OLD GOAT ENTERPRISES INC.

 BALANCE SHEET

AS AT SEPTEMBER 30, 2002

(Audited)

U.S. Funds

ASSETS
2002
CURRENT
Cash	$ 8,321

LIABILITIES
CURRENT
Accounts Payable	$ -

SHAREHOLDER EQUITY (DEFICIENCY)

SHARE CAPITAL (Note 2)	19,000

DEFICIT	10,679
8,321

$ -

On behalf of the Board:

                                                , Director

                                                , Director

See Accompanying Notes

OLD GOAT ENTERPRISES INC.

 STATEMENT OF DEFICIT

FOR THE PERIOD ENDED SEPTEMBER 30, 2002

(Audited)

U.S. Funds

2002

NET LOSS AND DEFICIT, END OF PERIOD	$ 10,679

See Accompanying Notes

OLD GOAT ENTERPRISES INC.

 STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED SEPTEMBER 30, 2002

(Audited)

U.S. Funds

2002

REVENUE	$ -

EXPENSES
Accounting	850
Administration	1,165
Bank charges	64
Computer Management	1,500
Legal	7,000
Office	100

LOSS FOR THE PERIOD	10,679

LOSS PER SHARE – BASIC	$ (0.01)

See Accompanying Notes

OLD GOAT ENTERPRISES INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED SEPTEMBER 30,2002

(Audited)

U.S. Funds

2002

CASH RESOURCES PROVIDED BY (USED IN) OPERATIONS:

Cash flow provided by operations before the undernoted	$ (10,679)
Non-cash working capital	-

(10,679)

FINANCING

Issue of Share Capital	19,000
Shareholder’s loans	-

19,000

NET INCREASE (DECREASE) IN CASH FOR THE PERIOD	$ 8,321

See Accompanying Notes

OLD GOAT ENTERPRISES  INC.

NOTES TO  FINANCIAL STATEMENTS

SEPTEMBER 30, 2002

(Audited)

U.S. Funds

1.

SIGNIFICANT ACCOUNTING POLICIES

The financial statements are prepared on the historical cost basis in accordance with generally accepted accounting principles.

a) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  These estimates are based on management’s best knowledge of current events and actions that the company may undertake in the future.

b) Foreign currency transactions

The financial statements of the company are reflected in US dollars.  The company uses the temporal method of accounting for foreign currency translations, whereby monetary items are translated at the rate of exchange in effect at the balance sheet date, non-monetary items are translated at historical rates and revenue and expense items are translated at the rate of exchange on the dates they occur.

c) Revenue recognition

All revenue is recorded and related cost transferred to cost of sales at the time the product is shipped or the service provided.

d) Loss per Share

Basic loss per share computations is based on the weighted average number of shares outstanding during the year.  Fully diluted earnings per shares have not been disclosed, as it is anti-dilutive.

OLD GOAT ENTERPRISES INC.

NOTES TO  FINANCIAL STATEMENTS

SEPTEMBER 30, 2002

(Audited)

U.S. Funds

2.

SHARE CAPITAL

Authorized

The authorized share capital of the company consists of  75,000,000 Common Shares with par value of  one tenth of a cent.

Issued and Outstanding

Number

Amount

Balance, September 30, 2002

2,800,000

$19,000

3.

DATE OF INCORPORATION

The company was incorporated on April 23, 2002 under the laws of the State of Nevada.  The period of reporting is for the six-month period ended September 30, 2002.

4.

PROPOSED YEAR END

The company is anticipating setting its year end as March 31.

5.

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not generated any revenues from its planned principal operations through September 30, 2002. Without realization of additional capital it would be unlikely for the Company to continue as a going concern. The company is currently seeking new investors to raise the needed working capital.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  The Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Old Goat’s bylaws provide that we will indemnify the directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the company except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 25. Other Expenses of Issuance and Distribution

We have, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$10,000
Audit Fees	4,000
Transfer Agent Fees	1,500
Registration Fees	500
Total	$16,000

Item 26. Recent Sales of Unregistered Securities

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on four separate occasions.

Mr. Dennis Cox purchased by subscription 1,000,000 shares of common stock from Old Goat on April 23, 2002 for $1,000.  No underwriters were used, and no commissions or other remuneration was paid except to the company. The securities were sold in reliance on Regulation D, Section 505 of the Securities Act of 1933.  Mr. Cox continues to be subject to Rule 144 of the Securities Act of 1933.

During the period from May 1, 2002 to May 31, 2002, a private offering was completed, under which 1,800,000 shares of common stock were sold by subscription at a price of $.01 per share to 3 shareholders for a total of an additional $18,000.  No underwriters were used, and no commissions or other remuneration were paid except to the company.  The securities were sold in reliance on Regulation D, Section 505 of the Securities Act of 1933.  All shareholders continue to be subject to Rule 144 of the Securities Act of 1933.  Old Goat qualified for an exemption from registration under Rule 505 since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less that $1,000,000.

The following table provides details of all stock sales transactions that have taken place during the period from the Company’s formation, on April 23, 2002, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
Dennis Cox	April 23, 2002	1,000,000
Dennis Cox	May 13, 2002	600,000
Jean Blanchard	May 21, 2002	600,000
Laurel Blanchard	May 28, 2002	600,000
Total		2,800,000

Item 27. Exhibits

Number	Description
3.1	Articles of Incorporation.	Previously filed
3.2	Bylaws.	Previously filed
5	Opinion re: Legality.	Previously filed
10.1	Form of Stock Subscription Agreement	Previously filed
23	Consent of Attorney.	Included in Exhibit 5
23.4	Consent of Accountant	Previously filed

Item 28. Undertakings

Old Goat hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Old Goat has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Old Goat will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Old Goat will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement as amended to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Westminster, Province of British Columbia, Canada, on December 24, 2002.

OLD GOAT ENTERPRISES, INC.

  /s/ Dennis Cox

Dennis Cox

President (Principal Executive Officer), Director

 /s/ Laurel Blanchard

Laurel Blanchard

Principal Financial Officer

 /s/ Jean Blanchard

Jean Blanchard

Controller

In accordance with the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in the capacities and on the dates stated.

 /s/ Jean Blanchard

December 24, 2002

Jean Blanchard

Secretary/Treasurer, Director

/s/ Laurel Blanchard

December 24, 2002

Laurel Blanchard

Director

EXHIBIT INDEX

Number	Description
3.1	Articles of Incorporation. (1)
3.2	Bylaws. (1)
5	Opinion re: Legality. (1)
10.1	Form of Stock Subscription Agreement (1)
23.1	Consent of Attorney. (Included in Exhibit 5).
23.4	Consent of Accountant (1)

(1)  Previously filed